UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2008  (May 8, 2008)

Commission file number     001-13660

Seacoast Banking Corporation of Florida

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-2260678
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification No.)

815 COLORADO AVENUE, STUART FL (Address of Principal Executive Offices)	34994 (Zip Code)

(772) 287-4000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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 Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEACOAST BANKING CORPORATION OF FLORIDA

Item 1.01  Entry into a Material Definitive Agreement

At the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) held on May 8, 2008, the Company’s shareholders approved Seacoast’s 2008 Long-Term Incentive Plan (the “2008 Plan”), effective as of May 8, 2008.  The Company’s Board of Directors (the “Board”) previously approved the 2008 Plan at a meeting on November 20, 2007, subject to shareholder approval.

The purpose of the 2008 Plan is to promote the success and enhance the value of the Company by linking the personal interests of officers and key employees to those of the stockholders, and by providing such officers and key employees with an incentive for outstanding performance.  The 2008 Plan authorizes the granting of awards to officers and key employees of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock, which may be incentive stock options or nonqualified stock options; (ii) stock appreciation rights, or SARs; (iii) performance shares; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash.  The aggregate number of shares of the Company’s common stock reserved and available for awards, or which may be used to provide a basis of measurement for or to determine the value of an award, is 1,500,000 shares, subject to adjustment as provided in the 2008 Plan.

At this time, no awards had been granted or approved for grant under the 2008 Plan.  Any awards under the 2008 Plan will be made at the discretion of the Salary and Benefits Committee of the Board, or by the Board.

The foregoing summary of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan, which is filed as Exhibit A to the Company’s 2008 Proxy Statement filed with the Securities and Exchange Commission on March 18, 2008.

Item 8.01  Other Events

Attached as Exhibit 99.1 are the voting results associated with the Company's Annual Meeting of Shareholders held on May 8, 2008. All directors nominated were elected and all other matters presented before the meeting were approved by the requisite vote.

Item 9.01

Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Voting Results of the Company's Annual Meeting of Shareholders held on May 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Date:  May 9, 2008